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                                                        Exhibit D

GRANITE STATE ENERGY, INC.
Kilowatt Hours Sold
For the Twelve Months ended December 31, 1996
(Unaudited, Subject to Adjustment)



CUSTOMER CLASS                                     KILOWATT HOURS




Residential                                             7,517,975
Commercial                                              4,549,238
                                                       ----------
Total                                                            12,067,213
                                                       ==========